Exhibit 4.17

Unprotected Sublease Agreement

Made and executed in Tel Aviv on the 18 day of March, 2018

Between:	Clal Life Sciences L.P. (Registered Partnership no. 55-020837-5 Of 42 HaYarkon St., Yavne (Hereinafter: "the Lessor") The first party;

And between:	MediWound Ltd. (Public Company no. 512894940) Of 42 HaYarkon St., Yavne (Hereinafter: "the Lessee") The second party;

Therefore, it is Declared, Stipulated and Agreed between the Parties as Follows:

1.	Definitions:

"The Owner" – Yezum-Tech Businesses & Properties Ltd. (formerly - TAAMICO FOOD INDUSTRIES (1990) Ltd.)

"The Property" – a lot in an area of approximately 2,985 sq.m. known as Lot No. 2028 in accordance with detailed plan YV/223 and that is located in parcel 3 in block 4939 in the Yavne Industrial Zone and the building constructed thereon as stated in the architectural plan hereby enclosed as Appendix A and as Appendix A1. It is clarified that the said Appendix A reflects the condition of the building "as-is" at the time of signing the Primary Lease Agreement (including additions and modifications thereof during the Term of Lease in accordance with the first Lease Agreement) and Appendix A1 reflects the condition of the building "as-is" at the time of signing this Agreement (including modifications and additions performed therein during the Term of Lease in accordance with the Primary Lease Agreement). It is clarified that Appendix A and Appendix A1 shall not determine which of the said additions and modifications will be left in the Leased Premises upon expiration of the Term of Lease.

"First Lease Agreement" – a lease agreement dated November 9, 2000 with respect to the Property and that was made between the Owner and Clal Biotechnology Industries Ltd. that assigned the rights in accordance with the said agreement to the Lessor on November 19, 2002.

"Primary Lease Agreement" – a lease agreement dated September 16, 2008 with respect to the Property that was made between the Owner (as the Lessor) and the Lessor (as a Lessee).

"Previous Sublease Agreement" – a sublease agreement dated July 27, 2004 that was made between the Lessor and the Lessee in connection with part of the Property including additions and amendments thereof, to the extent that there were any.

"The Leased Premises" – the Property, excluding the areas and parking spaces that are leased at the time of signing this Agreement to CureTech Ltd. (hereinafter: "CureTech") and that are marked in the blueprint hereby enclosed as Appendix B  as well as 10 parking spaces which are sub-leased to CureTech (the area marked in the blueprint shall be referred hereinafter: "CureTech Leased Premises").

2.	The transaction

2.1.
The Lessor hereby undertakes to lease to the Lessee the Leased Premises and the Lessee hereby undertakes to lease the Leased Premises from the Lessor in accordance with the provisions set forth in this Agreement.

2.2.
It is agreed that this Agreement shall supersede the Previous Sublease Agreement. Upon signing this Agreement, the Previous Sublease Agreement shall expire and the provisions set forth in this Agreement shall solely apply to the parties in respect of the period as of the date of signing this Agreement henceforth. It is clarified that the said shall not derogate from the undertakings and/or the declarations of the parties in accordance with the Previous Sublease Agreement with respect to the period that preceded the signing of this Agreement and these shall continue to be in full force and effect. Without derogating from the aforesaid, and for the avoidance of doubt, it is clarified that the services that were provided to the Lessee by virtue of the Previous Sublease Agreement are hereby null and void as of the date of signing this Agreement.

3.	Declarations of the Lessor

3.1.	The Lessor hereby declares as follows:

3.1.1.
It holds the right to lease the Leased Premises in sublease in accordance with the provisions set forth in this Agreement and it undertakes to furnish its written approval evidencing that all certificates that are necessary for the purpose of leasing the Leased Premises to the Lessee and its engagement in this Agreement were obtained, to the extent required, and no later than 90 days as of the date of signing this Agreement.

3.1.2.	It wishes to lease the Leased Premises to the Lessee in accordance with the provisions set forth in this Unprotected Lease Agreement.

3.1.3.
It undertakes to continue and fulfill all its undertakings in accordance with the Primary Lease Agreement fully and timely and subject to the fulfillment of the undertakings of the Lessee in accordance with this Agreement.

4.	Declarations of the Lessee

4.1.	The Lessee hereby declares as follows:

4.1.1.	It leases the Leased Premises for the purpose of conducting a business in the field of the life sciences and drug development (hereinafter: "Purpose of Lease").

4.1.2.
It is hereby clarified that at the time of signing this Agreement the Lessee already occupies in the Leased Premises by virtue of the Previous Sublease Agreement and therefore it is well aware of the condition of the Leased Premises and it hereby waives any claim regarding non-conformance in connection with the Leased Premises of which it is aware and/or of which it was supposed to be aware as a lessee that occupies the Leased Premises subject to the provisions set forth in Section 2.2 above.

4.1.3.
It did not undertake towards the Owner and/or the Lessor to perform any modifications and additions in the Leased Premises and all modifications and additions that the Lessee performed were performed out of its own free will and by virtue of its occupation and it was not obligated towards the Owner and/or the Lessor in any manner to perform the said modifications and additions (it is clarified that this pertains both to modifications that were already performed and future modifications).

4.1.4.	It wishes to lease the Leased Premises from the Lessor in accordance with the provisions set forth in this Unprotected Lease Agreement.

5.	Term of Lease

5.1.
The Lessor hereby undertakes to lease the Leased Premises to the Lessee and the Lessee hereby undertakes to lease the Leased Premises from the Lessor for the period as of January 1, 2018 and until October 30, 2022 (hereinafter: "Term of Lease") and in accordance with the provisions set forth in this Agreement.

5.2.
The Lessee shall be entitled to request from the Lessor to realize the Option Term granted to the Lessor in accordance with the Primary Lease Agreement as of November 1, 2022 and until October 30, 2025 (hereinafter: "Option Term") by delivery of written notice to the Lessor at least 13 months prior to expiration of the Term of Lease regarding its wish to extend the Term of Lease in accordance with this Agreement for a period as of November 1, 2022 and until October 30, 2025 and in which the Lessee shall undertake irrevocably and unconditionally to lease the Leased Premises for the entire Option Term (hereinafter: "Exercise Notice"). The Lessor shall not be entitled to realize the Option Term granted to the Lessor in accordance with the Primary Lease Agreement however in the event the Lessor decides to realize the Option Term, at its sole discretion, following the delivery of the Exercise Notice, this Agreement in connection with the Leased Premises shall be extended for the Option Term. To the extent that the Lessor wishes to realize the Option Term prior to the last date of delivery of the Exercise Notice as aforesaid, the Lessee shall be entitled to decide whether or not to extend the Term of Lease by the Option Term, by delivery of the Exercise Notice up to 13 months prior to expiration of the Term of Lease. In the event the Option was realized as aforesaid, the Lessee shall extend the effect of the bank guarantee as stated in Section 15 hereunder and in accordance with the Option Term.

5.3.
In the event this Agreement is extended by the Option Term, the lease contemplated in this Agreement shall expire upon expiration of the Option Term and the Term of Lease shall be deemed to have been made in advance until expiration of the Option Term, and the entire provisions set forth in this Agreement shall continue to apply to the Option Term, mutatis mutandis (however no additional option shall be granted to the Lessee).

5.4.
The duration of the Term of Lease and the Option Term (to the extent realized) are material for the purpose of this Agreement. The Lessee shall not be entitled to shorten the said terms without obtaining the prior and written consent of the Lessor. The Lessee shall be obligated to pay the full amount of the Rent, taxes and additional payments applicable to it in accordance with this Agreement even if it abandons the Leased Premises and/or vacates the Leased Premises prior to expiration of the Term of Lease or the Option Term, if realized. Notwithstanding the said, it is agreed that in the event the Lessor actually discontinues paying the Rent to the Owner in respect of the Leased Premises due to the fact that the Leased Premises was not usable and/or that the Leased Premises included defects that harmed the reasonable use of the Leased Premises, for any reason for which the Lessee is not responsible, and based on the written consent of the Owner (that is unrelated to the settling of accounts between the parties or to any other arrangement between the Lessor and the Owner), in such circumstances the Lessee shall be exempt from payment of the Rent accordingly in respect of the period in which the Lessor did not make payment as aforesaid. Nevertheless, it is agreed that the Lessor shall not be affected by the granting of such an exemption as aforesaid to the Lessee and in the event the Owner withdraws from its consent and/or demands any payments in respect of such a period as aforesaid, the said exemption granted to the Lessee shall be null and void and the Lessee shall be obligated to pay in full the payments the Lessor was required to return to the Owner as stated above. In addition, it is agreed that notwithstanding the aforesaid, the Lessee shall not be obligated to make the said payments in the event this Agreement was terminated as a result of the termination of the Primary Lease Agreement following its breach by the Lessor and/or anyone acting on its behalf.

5.5.	For the avoidance of doubt, it is clarified that the provisions set forth in Section 22 of the Hire and Loan Law 5731-1971 shall not apply to the lease contemplated in this Agreement.

5.6.
Notwithstanding the said in this Agreement, in any event in which the Primary Lease Agreement is terminated, for any reason, the Lessor shall deliver written notice to the Lessee about the same and this Agreement shall be terminated on the same date and the Lessee shall raise no claims and/or suits against the Lessor (unless and to the extent that the termination of the Primary Lease Agreement was demanded by the Owner as a result of breach of the Primary Lease Agreement by the Lessor only and not as a result of breach caused by the Lessee or anyone acting on its behalf, and in such circumstances the Lessee may seek any relief against the Lessor in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law, and the Lessor shall be responsible for all losses, damages and direct expenses caused to the Lessee in connection therewith, and the Lessee shall vacate the Leased Premises on the date the Lessor was required to vacate the Leased Premises by the Owner.

6.	Rent and payment thereof

6.1.	Rent for the period as of January 1, 2018 and until October 30, 2019 shall be in the amount of NIS 71,000 for each month of lease.

6.2.	Rent for the period as of November 1, 2019 and until October 30, 2022 shall be in the amount of NIS 73,000 for each month of lease.

6.3.	Rent for the Option Term (to the extent realized) (i.e., for the period as of November 1, 2022 and until October 30, 2025) shall be in the amount of NIS 77,000 in respect of each month of lease.

6.4.
Rent as stated in Sections 6.1 to 6.3 above shall be linked as of the date of signing this Agreement to the consumer price index in such manner that the amount of the Rent on the date of each payment shall increase according to the rate of increase of the Known Index (within its meaning hereunder) compared to the Basic Index (within its meaning hereunder). For the avoidance of doubt, the Basic Index is as stated in Section 6.5 hereunder and the Rent shall be linked as of the date of the Basic Index and not from the date of commencement of the lease contemplated in this Agreement.

6.5.	"Basic Index" – shall be the index of November 2017 that was published on December 15, 2017.

"Known Index" – is the index known at the time of making each payment however in any event the Known Index shall not fall below the Known Minimal Index (within its meaning).

"Known Minimal Index" – is the index that was known on each of the following dates: January 1, 2018, November 1, 2019 and November 1, 2022. It is clarified that in any event the new Known Minimal Index that is updated each time shall not fall below the Known Minimal Index that preceded it (for the purpose of this matter see the example in Section 6.6 of the Primary Lease Agreement).

6.6.
Statutory VAT according to its rate shall be added to the Rent (in addition to linkage differentials) and to each other payment to the Lessor in accordance with this Agreement, on any date of payment of the Rent. VAT shall be paid together with each payment of the Rent. The Lessor shall issue to the Lessee an invoice in respect of each payment and at the time of signing this Agreement and at the request of the Lessee, the Lessor shall deliver to the Lessee in the beginning of each year of lease a certificate of keeping of account books and exemption from withholding of tax at source (otherwise, the Lessee shall be obligated to withhold tax at source from the Rent according to its statutory rate ).

6.7.
The Rent, in addition to linkage differentials and VAT as stated above, shall be paid for each month in advance, on the 1st of each month in which Rent is paid. Payment for the Rent for the first three months of lease shall be paid at the time of signing this Agreement. To the extent that the Lessee has a balance in respect of payments that were made by virtue of the Previous Sublease Agreement, the parties shall engage in a settling of accounts as part of the first payment as aforesaid.

6.8.	The Lessee shall pay the Rent by wire transfer to the Lessor's bank account in Bank Hapoalim, branch 063, account no. 610612.

6.9.
The Lessee shall have no right of setoff from the Rent with respect to any claim or demand of any kind towards the Lessor and Rent shall be paid fully and timely without reservations subject to the provisions set forth in Section 5.4 above.

6.10.
For the avoidance of doubt, it is hereby clarified that the Lessee shall pay the full amount of the Rent for the entire Term of Lease, whether or not the Lessee uses the Leased Premises, and subject to the provisions set forth in Section 5.4 above.

7.	Delivery of the Leased Premises and modifications

7.1.
At the time of signing this Agreement possession in the Leased Premises shall be delivered the Lessee in their condition "as-is" at the time of signing hereof. It is hereby clarified that at the time of signing this Agreement the Lessee already occupies the Leased Premises by virtue of the Previous Sublease Agreement and therefore it is well aware of the condition of the Leased Premises and it hereby waives any claim regarding non-conformance in connection with the Leased Premises of which it is aware and/or of which it was supposed to be aware as a lessee that occupies the Leased Premises and subject to the provisions set forth in Section 2.2 above.

7.2.
The Lessee shall not be entitled to perform any modifications in the office area that existed at the time of signing the Primary Lease Agreement without obtaining the prior and written consent of the Owner and the Lessor (it is clarified that minor modifications such as the relocation of electrical outlets or telephone sockets shall not be deemed as modifications that require the consent of the Owner and the Lessor). It is agreed that to the extent that this is contingent solely on the Lessor, the Lessor shall withhold such consent for reasonable considerations only that will be provided in writing.

No structural modifications in the building shall be allowed in the other areas of the Leased Premises other than the office area as aforesaid, without obtaining the prior and written consent of the Owner and subject to its sole discretion, and without obtaining the written consent of the Lessor that shall not be unreasonably withheld, to the extent that this is contingent on the Lessor. However, regarding modifications other than structural modifications and that do not require the consent of the Owner and the Lessor, a notice shall be delivered to the Owner and the Lessor together with drawings explaining the substance of the modification that was performed within a reasonable time as of performance of the said modification.

It is hereby clarified that in any event no modifications shall be allowed in the Leased Premises without obtaining the consent of the Owner that shall mean the removal of modifications and additions that were performed in the Leased Premises by the Owner and/or the Lessor in accordance with the Primary Lease Agreement or the First Lease Agreement and that shall remain in the Leased Premises upon expiration of the Term of Lease in accordance with the provisions set forth in the said agreements and in the absence of any other instruction of the Owner.

"Structural modifications" – shall mean any modification that requires a construction permit and/or a change in the area of the Leased Premises and/or modifications in the construction of the building and/or modifications in the central systems and/or modifications that require the involvement of a structure engineer and/or modifications in the shell and/or the frame of the building.

In the event the Lessee wishes to perform modifications and additions in the Leased Premises that require the consent of the Owner as stated in this Section above, at the request of the Lessee, the Lessor shall deliver a request to the Owner to obtain the necessary consent and shall reasonably assist the Lessee to obtain the Owner's consent in connection therewith, on the condition that the Lessor shall not incur any cost or responsibility in connection therewith.

7.3.
The Lessee undertakes to keep as-made plans of the building reflecting at any time the condition of the Property following modifications performed therein and allow the Lessor and/or the Owner to inspect the said plans at any reasonable time and upon their demand.

7.4.
If and to the extent that the Lessee obtains approval to perform modifications in the Leased Premises as stated in Section 7.2 above, the Lessee shall be entitled to perform modifications in the Leased Premises (hereinafter: "Adjustment Works") provided that the Adjustment Works will be approved in advance and in writing by the Lessor and the Owner, as the case may be. For the purpose of obtaining the said approval the Lessee shall deliver for the inspection of the Lessor and the Owner and for the purpose of obtaining their approval, and prior to commencement of the Adjustment Works, technical specifications, and construction plans. The Lessor, to the extent that this is solely contingent on the Lessor, shall deliver its response to the said plans (or amended plans, in the event it demands amendments in the plans) in 15 business days as of the date the said plans were delivered to the Lessor. The Owner and/or the Lessor, as the case may be, shall be entitled to consult with respect to the requested modifications with an engineering supervision company that supervised the construction of the building on behalf of the Owner, or any other similar company or consultants as required and the Lessee shall incur all costs associated therewith, provided that the said costs are customary with respect to consulting works as aforesaid and shall be approved by the Lessee in advance. The approval of any works by the Lessor and/or the Owner and/or waiver in connection with such a right as aforesaid shall not impose on any thereof any responsibility in connection with the works and the Lessee shall be solely responsible for the works as aforesaid.

7.5.
It is clarified that the avoidance of the Lessor to protest against breaches committed by the Lessee of this Section 7 during the Term of Lease shall not be deemed as waiver of its rights in any respect.

8.	Operation of the Leased Premises in accordance with the Purpose of Lease, licenses and permits

8.1.
The Lessee shall use and operate the Leased Premises at its expense and under its responsibility in accordance with the Purpose of Lease as stated above and shall not be entitled to use the Leased Premises for any other purpose however solely upon obtaining the prior and written consent of the Lessor, and to the extent that this is contingent solely on the Lessor, and such consent shall not be unreasonably withheld. In the event the Lessee wishes to use the Leased Premises for any purpose other than the Purpose of Lease in accordance with this Section above, at the request of the Lessee the Lessor shall deliver a request to the Owner to obtain the necessary consent and shall reasonably assist the Lessee to obtain the Owner's consent in connection therewith, on the condition that the Lessor shall not incur any costs or shall be responsible in connection therewith.

8.2.
During the entire Term of Lease the Lessee shall be solely responsible for obtaining all permits and/or licenses that are required and/or that will be required at any time and in accordance with the provisions set forth in any law for the purpose of opening its business in the Leased Premises in accordance with the Purpose of Lease, including extension thereof and for keeping the said permits and licenses in full force and effect. In the event the business conducted by the Lessee in the Leased Premises requires a business license and/or any other permit, the Lessee is responsible and undertakes to fulfill all the necessary conditions for the purpose of obtaining all the permits as aforesaid and obtain all permits that are required at its expense. For the avoidance of doubt, it is clarified that failure to obtain a permit or a license as aforesaid shall not exempt the Lessee from its undertakings in accordance with this Agreement. The Lessee shall indemnify the Lessor and/or the Owner promptly with respect to any fine and/or any other damage caused to the Lessor and/or the Owner in the event the Lessee fails to fulfill its undertakings in accordance with this Section.

9.	Taxes and other payments

9.1.
As of the Lease Commencement Date the Lessee shall make full and timely payment for the purpose of all taxes, municipal taxes, fees and levies imposed by law on the Property and/or the possessor or the user of the Property or the operator or the manager of the business therein (including, and without derogating from the generality of the aforesaid business tax, signage tax, fees, permits and licenses for the purpose of conducting and managing the business), during the entire Term of Lease. The same shall also apply to water, electricity, telephone, gas, sewage, municipal taxes ("Arnona") bills or any other expense related to the maintenance and/or the use and/or operation of the Property. It is clarified that the Lessee shall be responsible for its registration as the possessor/account holder in respect of all the said bills and payments as stated above, in respect of the entire Property (including areas other than the Leased Premises), and make the said payments on time and shall be entitled (and shall be responsible) to compel the other lessees in the Property to make such payments as aforesaid. The Lessor shall not be responsible/shall not incur any responsibility in connection with the said payments. Notwithstanding the said, it is agreed that in the event CureTech ceases to lease the CureTech Leased Premises or any part thereof, and no other lessee(s) steps in and takes over CureTech in the area that was vacated as aforesaid or the lessee(s) that steps in and take over the area that was vacated as aforesaid will not agree to undertake towards the Lessee to incur the said costs, in such circumstances the Lessor shall incur the said cost for the areas that are not leased to CureTech as aforesaid or in respect of the areas that are possessed by the lessee(s) that did not agree to undertake and incur such costs as aforesaid. For the avoidance of doubt, in any event the Lessor shall not incur the said costs in connection with the areas that are possessed by the Lessee or anyone acting on its behalf.

9.2.
Without derogating from the foregoing, taxes that naturally apply to the owner of a property as opposed to lessees (such as betterment levy) shall not apply to the Lessee, except for such taxes as aforesaid that apply as a result of actions performed by the Lessee.

10.	Liability and insurance

10.1.
The Lessee shall be held liable for any damage of any kind caused in the Leased Premises during the Term of Lease and that derive from the possession of the Lessee of the Leased Premises and/or that derive as a result of an act or omission of the Lessee and/or anyone acting on its behalf, including, and without derogating from the generality of the aforesaid, any bodily injury or damage to property caused to the Leased Premises and equipment therein or to any person that stays in the Leased Premises at any time. The Lessee hereby releases the Owner absolutely and unconditionally from any liability in connection with the said damage and undertakes to indemnify the Owner and compensate the Owner for any sum in respect of any damage caused to any thereof and in respect of any sum the Owner is compelled to pay to any third-party, in connection with any damage and expense and/or loss and/or fine imposed as aforesaid. The Lessee undertakes to indemnify the Lessor in respect of any sum it is compelled to pay to the Owner in accordance with the provisions set forth in Section 10.1 of the Primary Lease Agreement and that is under the responsibility of the Lessee in accordance with this since 10.1. In addition, and without derogating from the aforesaid, the provisions set forth in Section 11 of the Previous Sublease Agreement shall apply to the parties in connection with liability and indemnity, to the extent that the indemnity is not greater than the sum claimed under Section 10.1 of the Primary Lease Agreement as stated above.

10.2.
Without derogating from its liability in accordance with Section 10.1 above and from its liability in accordance with the other provisions set forth in this Agreement and in accordance with the provisions set forth in any law, the Lessee undertakes to purchase at its expense and keep the insurance specified hereunder in effect during the entire Term of Lease and according to the scope of coverage as stated by the said insurances with a legally licensed and reputable insurance company in Israel:

10.2.1.
Dwelling insurance for the Property in full value (and that shall be updated upwards to the extent that the value of the building increases) and insurance in replacement value of any modification and/or addition to the Property that were performed and/or that will be performed by the Lessor and/or the Lessee and/or anyone acting on its behalf and/or CureTech and/or any other tenant in the Property, against damage or loss for the customary risks in "extended fire" insurance including fire, smoke, lighting, explosion, earthquake, storm and tempest, damage caused by fluids and splitting of pipes, any accidental impact, strikes, riots, malicious damage and break-in.

In the event of damage to the Property in an amount greater than USD 1.5M, the insurance benefits shall be paid directly to the Owner. In addition, in the event of damage to the Property smaller than USD 1.5M the Lessee undertakes that the insurance benefits shall be used solely for the purpose of replacing the Property and restoring the Property to its condition prior to the occurrence of the event.

10.2.2.
Third-party liability insurance – this policy shall provide coverage for the liability of the Lessee, the Lessee and any other tenant in the Property towards any third-party including its guests, invitees, customers, the Owner, the Lessor and anyone acting on their behalf and in their name, in a liability limit that shall not fall below an amount in new Israeli shekels equal to USD 5,000,000 per event and for an annual insurance term.

10.2.3.
Employers' liability insurance providing insurance coverage for the liability of the Lessee, CureTech and/or any other tenant in the Property in accordance with the provisions set forth in any law towards anyone employed by the said and on their behalf and in a liability limit that shall not fall below an amount in new Israeli shekels equal to USD 5,000,000 per event and for an annual insurance term.

10.2.4.	Loss of Rent insurance for the full Property as specified in Appendix C.

10.2.5.
Contents insurance for the Property and any other equipment and/or property located therein and/or that serves the Property and/or that is owned and/or under the responsibility of the Lessee and/or any other tenant in the Property, including equipment, facilities, contents, furniture and any modification, improvement and addition that were brought to the Property and/or that were performed in the Property by the Lessee or for the Lessee in full value and in full replacement value against the following risks: fire, smoke, lighting, explosion, earthquake, storm and tempest, flood, damage caused by fluids and splitting of pipes, impact caused by a vehicle, impact caused by an aircraft, strikes, riots, malicious damage, glass breakage, break-in and burglary.

It is clarified that the arrangement of the insurances as stated above also for CureTech and/or for any other tenant in the Property shall be made subject to the cooperation and the delivery of documents by these parties, as may be required, for the purpose of taking out the said insurances.

It is clarified that the Lessee shall be responsible for taking out the said insurances as stated above for all the tenants in the Property in respect of the entire area of the Property, including areas other than the Leased Premises, and shall be entitled (and responsible) to charge payment from the other tenants in the Property in respect of the costs of the insurances as aforesaid. The Lessor shall not be responsible/shall not incur any cost in connection with the said insurances. Notwithstanding the said, it is agreed that in the event CureTech ceases to lease CureTech Leased Premises or a part thereof, and no other lessee(s) leases in its place in the area that was vacated as aforesaid and/or that the lessee(s) that steps in and takes over its place in the area that was vacated as aforesaid does not agree to incur the costs of the insurances as aforesaid towards the Lessee, in such circumstances the Lessor shall incur the costs of the said insurances in respect of the areas that are not leased to CureTech as aforesaid or in respect of the areas that are held by the lessee(s) that did not agree to incur the insurance costs as aforesaid. For the avoidance of doubt, in any event the Lessor shall not incur the costs as aforesaid with respect to the areas that are possessed by the Lessee or anyone acting on its behalf.

10.3.
The Lessee undertakes to observe fully the terms set forth in the guarantee and the protection requirements that are required by the insurer in the policies and furnish to the Lessor and the Owner a certificate issued by a safety supervisor confirming their actual existence.

10.4.	The insurances policies shall be issued in accordance with the last version of "Bit" insurance policies.

10.5.
The Lessor, the Owner and Mr. Daniel Boke, a shareholder in the Owner, shall be added as additional insureds to the said insurance policies. The Lessee undertakes to cause that the said insurance policies shall include a "cross-liability clause" and shall undertake not to terminate the policies or change their terms adversely without delivery of written notice to the Lessor and the Owner at least 30 days in advance.

10.6.	Each payment in respect of deductible amount that is required in connection with the said policies shall apply to and shall be incurred by the Lessee, except for payment in respect of an earthquake.

10.7.	The Lessee undertakes, for the entire Term of Lease, to maintain the said insurances, observe all the terms set forth in the policies and make timely payment of all premiums.

10.8.
The Lessee undertakes to indemnify the Owner for any damage caused to the Owner as a result of breach of the provisions set forth in this Section or the breach of the provisions set forth in the said insurance policies by the Lessee. The Lessee undertakes to indemnify the Lessor for any sum the Lessor is obligated to pay to the Owner in accordance with the provisions set forth in Section 10.8 of the Primary Lease Agreement as a result of breach of this Section 10.8 by the Lessee. The provisions set forth in Section 3.5 of the Previous Sublease Agreement shall apply respectively to the breach of the terms set forth in the said insurance policies by the Lessee, to the extent that the indemnity is not for an amount demanded under Section 10.8 of the Primary Lease Agreement as stated above.

10.9.
The Lessee shall furnish to the Lessor and the Owner, prior to the commencement of this Agreement, a Certificate of Insurance in the form hereby enclosed as Appendix C of this Agreement and shall furnish the said Certificate of Insurance on the date of renewal of each policy as required. Without derogating from the foregoing, the Lessee shall furnish to the Lessor and the Owner, whenever necessary, the copies of the insurance policies in accordance with this Section. After the occurrence of the insured event and after the damage is repaired, the Lessee shall be obligated to make good the sum insured to its previous sum and pay the insurance premiums at the earliest opportunity.

10.10.
The Lessee shall endeavor to the best of its ability (within the limits of the present costs of the policy) to remove the provisions regarding authorities from the requirements set forth in the policy in such manner that failure to comply with the said provisions shall not deny the rights.

10.11.	The Lessee shall not object to extend the policy in the future in the event the insurance premiums in respect of the said additions shall be paid by the Lessor or the Owner.

10.12.	The Lessee shall not be entitled to reduce the insurance premiums in respect of an earthquake against increase of the deductible amount.

10.13.
The Lessee hereby exempts the Lessor and/or the Owner from any damage of any kind caused to the Lessee and/or anyone acting on its behalf and that is covered under the insurances that the Lessee undertook to take out as stated above (or that would have been covered but for the policyholder's contribution set out in the policy) whether or not the Lessee took out the policies. Such waiver as aforesaid shall not apply in favor of a person who causes damage with malicious intent.

11.	Undertaking of the Lessee in connection with the use of the Leased Premises and management of the Property

11.1.
The Lessee undertakes to observe strictly and uphold all the legal provisions in connection with the operation and management of the business in the Leased Premises, including obtaining the business licenses and fulfilling all their conditions in accordance with the provisions set forth in any law. The Lessee undertakes that its activities in the Leased Premises shall comply with and shall be subject to all the legal provisions applicable to its activity in every respect.

11.2.
The Lessee undertakes to keep the Leased Premises and grounds thereof clean, in good and operable condition and maintain the Leased Premises in good condition and in working order and report to the Lessor and the Owner about any breakdown in the Leased Premises. The Lessee undertakes to perform at its expense and repair promptly any damage or breakdown caused and/or that are formed in the Leased Premises or any part thereof during the Term of Lease, unless these were caused as a result of a negligent act or omission and/or a malicious act of the Lessor, and in such circumstances as aforesaid the Lessor shall be responsible for repairing the damage (except for breakdowns that are reasonable wear subject the limitation set out hereunder). In the event the Lessee fails to repair the breakdowns and the damages as stated above the Lessor and/or the Owner shall be entitled, however not obligated, to repair any damage by itself and/or by anyone acting on its behalf after delivery of a 14 days' prior notice to the Lessee, at the expense of the Lessee and/or the Owner and for that purpose to enter the Leased Premises at any time it deems fit. The Lessee shall pay to the Lessor and/or the Owner, as the case may be, any expense that was expended for the purpose of performing the said repair in 14 days after receiving written notice in connection therewith. For the avoidance of doubt, the Lessor shall not be held liable and/or shall not incur any cost in connection with repairs/maintenance in the Leased Premises or the Property, except for damage that was caused as a result of a negligent act or omission and/or a malicious act of the Lessor.

Without derogating from the aforesaid, it is agreed that with respect to breakdowns that were caused in the Leased Premises as a result of reasonable wear and that were not caused, inter alia, as a result of modifications that were performed by the Lessor and/or the Lessee in the Leased Premises and/or unreasonable use, and whose repair costs are greater than NIS 2,000, the Lessee may request from the Owner to participate in their repair costs. The Lessee shall present to the Owner a quote delivered by a professional for the purpose of performing the repair and the Owner may choose whether to perform the repair by itself or whether the Lessee will perform the work according to the prices specified in the quote. In the event the Lessee performs the repair, the Lessee shall be entitled to request from the Owner that the Owner shall incur the costs of the repair against presentation of invoice evidencing the costs of the repair. At the request of the Lessee, the Lessor shall deliver a request from the Owner to receive reimbursement for the costs of the said repair and shall reasonably assist to the Lessee to receive the reimbursement from the Owner provided that the Lessor shall not incur any cost and/or shall not be responsible in connection therewith. To the extent that the reimbursement of the costs that were actually incurred by the Lessee is transferred by the Owner to the Lessor, the Lessor shall transfer the said costs to the Lessee in 14 days as of the date of its receipt.

Notwithstanding the aforesaid, it is hereby agreed that in any event the option of the Lessee to deliver a request to the Owner to participate in the costs of repairing defects as stated in this Section (whether performed by the Owner or by the Lessee) is limited up to the amount of NIS 8,000 each year. In other words, if, for example, damage in the amount of NIS 10,000 was caused in the first year, the Lessee shall be entitled to deliver a request to the Owner to participate in the amount of NIS 8,000 only in that year (i.e., the said participation amount is relevant to each year separately and does not accumulate). A "year" for the purpose of setting the said limitation, shall be set at the discretion of the Owner and in accordance with the Term of Lease and by virtue of the Primary Lease Agreement.

11.3.
The Lessee undertakes to allow the Owner and/or the Lessor and/or their representatives to enter the Leased Premises at any reasonable time, after advance coordination with the Lessee, in order to assure that the Lessee fulfills all its undertakings in accordance with this Agreement. In addition, the Owner and/or the Lessor shall be entitled to enter the Leased Premises during the Term of Lease for the purpose of showing the Leased Premises to potential buyers or in the last six months of the Term of Lease for the purpose of showing the Leased Premises to potential lessees.

11.4.	The Lessee confirms that it is aware that smoking in the areas inside the building is prohibited.

11.5.
The Lessee undertakes not to place signage in the exterior part of the Property without obtaining the consent of the Lessor and the Owner. Notwithstanding the said, the Lessee shall be entitled to place signage bearing its name and the logo of the Lessor at the entrance to the Leased Premises and in other places in the building where the names and signs of other lessees are placed.

11.6.	The Lessee shall not schedule an inspection in the Property by any competent authority without advance coordination with the Lessor.

11.7.	Agreement management services

11.7.1.
In addition to the provisions set forth in this Agreement, it is agreed that the Lessee shall serve as the Lessor's representative in anything related to the fulfillment of the undertakings of the Lessor in accordance with the Sublease Agreement made between the Lessor and CureTech Ltd. dated March March 18, 2018 (hereinafter: "CureTech Agreement") at the expense of the Lessee and under its responsibility, and the Lessee shall not be entitled to any payment or reimbursement from the Lessor ("Agreement Management Services").

11.7.2.	Without derogating from the generality of the aforesaid, the Lessee shall be responsible for the following as part of the Agreement Management Services:

(a)
Provide reasonable supervision over the fulfillment of the undertakings of CureTech in accordance with the CureTech Agreement (except for payments and/or securities that are delivered directly to the Lessor by CureTech). For the avoidance of doubt, the Lessee shall be responsible for reporting to the Lessor in connection with the said and shall not be responsible for breaches and/or nonfulfillment of the CureTech Agreement.

(b)	Provide reasonable response to CureTech and/or the Lessor and/or the Owner and/or to any third-party in connection with the undertakings of the Lessor in accordance with the CureTech Agreement;

(c)
In accordance with the instructions of the Lessor, contact the Lessor and/or the Owner for the purpose of receiving their instructions and/or approvals in matters that require instructions and/or approvals in accordance with the CureTech Agreement;

(d)	Deliver to CureTech the instructions of the Lessor and/or the Owner in connection with the use and possession of the Property, to the extent that there are any from time to time;

(e)
Allow CureTech reasonable access and use of the cafeteria, conference rooms, storage areas, toilets, staircases, shelter, corridors and the elevator in the Property as stated in the blueprint hereby enclosed as Appendix E of this Agreement (including in the event these areas are located or constitute part of the Leased Premises);

(f)
Deliver to the Lessor a periodic report and/or a report upon demand in connection with the Agreement Management Services on the subject, in the manner and in the scope as demanded by the Lessor from time to time and according to its instructions.

11.7.3.
The Lessor shall inform CureTech and/or any other lessee that engages with the Lessor in agreements in lieu of or in addition to CureTech in respect of all or any part of CureTech Leased Premises regarding the Agreement Management Services provided by the Lessee and shall instruct them to contact the Lessee and cooperate with the Lessee in anything related to the performance of the Agreement Management Services, and shall incorporate the said provisions in the agreements with the said lessees.

11.7.4.
To the extent that the Lessee fails to fulfill its undertakings in connection with the performance of the Management Services as aforesaid the Lessor shall be entitled to take action in connection with the Agreement Management Services and/or a part thereof whether by itself or simultaneously with the Lessee and the Lessor shall be entitled to terminate the Agreement Management Services and/or any part thereof permanently and/or temporarily at its sole discretion.

11.7.5.
In any event it is agreed that the Lessee shall not be entitled to impose any responsibility and/or cost on the Lessor in respect of the Agreement Management Services without obtaining the prior and written consent of the Lessor.

11.7.6.
In addition, and without derogating from the aforesaid, the Lessee confirms and agrees that it is necessary to provide proper management and maintenance services in the Property and/or the areas and/or the systems and/or the common facilities in the Property ("Management and Maintenance Services") and the Lessor shall not be responsible for the provision of Management and Maintenance Services, and that the Lessee shall be responsible for (a) the provision of the Management and Maintenance Services at its expense with respect to its use of the Leased Premises; (b) the provision of Management and Maintenance Services to CureTech in return for payment as agreed between the Lessee and CureTech.

11.7.7.
It is agreed that the provisions set forth in this Section 11.7 (except for 11.7.8) shall apply respectively also to any other lessee or lessees that engage with the Lessor in agreements in lieu of or in addition to CureTech in respect of all or part of the CureTech Leased Premises ("Another Lessee," "Other Lessees") in such manner that the Lessee shall be obligated to provide the Agreement Management Services and/or the Management and Maintenance Services with respect to the Other Lessees and/or with respect to the areas possessed by the said lessees and/or with respect to the agreement that will be signed between the said Lessees and the Lessor, in accordance with the provisions set forth in this Section 11.7 (except for 11.7.8), mutatis mutandis. For the avoidance of doubt, the Management and Maintenance Services shall be provided to the Other Lessees or any part thereof, at their request, as agreed between the Lessee and the said Lessees.

11.7.8.
Without derogating from the aforesaid, the Lessee confirms that concurrent with the signing of this Agreement it engaged in an agreement with CureTech for the purpose of providing the Management and Maintenance Services in return for payment ("CureTech Management Agreement"). It is agreed that a material breach of the CureTech Management Agreement by the Lessee that did not result from the breach of the CureTech Management Agreement by CureTech and that was not cured in 30 days as of the date of receiving the prior and written notice of the Lessor in connection therewith shall also constitute a breach of this Agreement towards the Lessor. It is agreed that any change in the services that are provided in the CureTech Management Agreement shall require the written consent of the Lessor, which consent shall not be unreasonably withheld. To the extent that the Lessor does not consent to increase the number of services in the CureTech Management Agreement, the Lessee shall be entitled to provide to CureTech the additional service for additional consideration as stated in a separate agreement with CureTech that shall not be considered as part of the CureTech Management Agreement. The Lessee and CureTech shall be entitled to change the consideration for the different services beyond the sums specified in the CureTech Management Agreement, provided that the change is reasonable. The CureTech Management Agreement as amended from time to time and in its most updated version (including in the event the CureTech Management Agreement was terminated or expired) shall be referred hereinafter: "the Last CureTech Management Agreement").

11.7.9.
It is agreed that the Lessee shall agree to engage with any Other Lessee, at its request, in a Management and Maintenance Services Agreement in the form of the Last CureTech Management Agreement (within its meaning above) subject to reasonable amendments as required in light of the financial strength of the Other Lessee with respect to the securities and/or the declarations and/or the representations required from the said lessee. For the avoidance of doubt, the Lessee shall be entitled to change the services basket and/or the consideration as stated in the Last CureTech Management Agreement in the contract made with the Other Lessee however solely after obtaining the consent of the Other Lessee (and in the event of reduction of the services basket – also after obtaining the Lessor's consent – which shall not be unreasonably withheld).

11.8.
The Lessee shall be solely responsible and at its expense for handling any construction violation, if and to the extent committed by the Lessee in the Leased Premises, during the Term of Lease contemplated in this Agreement.

11.9.	It is agreed that the parties will engage in a separate agreement for the purpose of regulating their relationship with respect to the equipment and part of the improvements located in the Property.

12.	Vacating the Leased Premises

12.1.
Upon expiration of the Term of Lease and/or the Option Term (to the extent that there is any) or in the event this Agreement was lawfully terminated and/or expired, the Lessee shall vacate the Leased Premises and shall return possession therein to the Lessor when the Leased Premises are free from any person and article belonging to the Lessee and/or anyone acting on its behalf and when the Leased Premises are in working order and in their condition on the lease commencement date in accordance with the Primary Lease Agreement and except for reasonable wear due to the ordinary use of the Leased Premises (and subject to the provisions set forth in Sections 7.2 and 7.3 of the Primary Lease Agreement regarding the adjustments that were performed in the Leased Premises by the Lessor and the right of the Owner to demand that the said adjustments shall not be removed). For the avoidance of doubt, it is clarified that the provisions set forth in the First Lease Agreement regarding modifications and additions performed in the Leased Premises shall apply until the commencement date of the lease in accordance with the Primary Lease Agreement. For the avoidance of doubt, the Lessor shall not be held liable in any manner in connection with the condition of the Leased Premises upon expiration of the Agreement.

12.2.
The parties agree that upon expiration of the Term of Lease and/or the Option Term (to the extent that there is any) or in the event this Agreement was lawfully terminated and/or expired for any reason, and unless otherwise required in writing by the Owner, all the additions and facilities that are attached to the Leased Premises and that by their nature constitute part of the building and cannot be reasonably removed from the building shall remain in the Leased Premises for no additional consideration including, and without derogating from the generality of the aforesaid, the following: elevators, building cladding, fire suppression and fire detection utilities (except for systems that are extraneous to the building, electronic fire suppression control panels, fire extinguishers and portable hoses), air-conditioning system (except for chillers, split air-conditioning units, air treatment units, chiller units), sinks (kitchens and toilet rooms), toilet bowls, central electricity utility, water and plumbing utilities and fences and exterior doors (it is clarified that this is not a final list and that under no circumstances the said items are the only items that will be left in the Leased Premises). It is further clarified that all construction additions that were performed in the Leased Premises during the Term of Lease contemplated in this Agreement and/or during the Term of Lease in accordance with the Primary Lease Agreement shall remain in the Leased Premises and shall constitute an integral part thereof and shall remain in their condition "as-is" except for reasonable wear as a result of the ordinary use of the Leased Premises, unless the Owner demanded otherwise in writing, at least 90 days prior to expiration of the Term of Lease. It is clarified that the Owner shall be entitled to demand to leave only part of the additions and the facilities.

In the event this Agreement is terminated prior to the expiration of the Term of Lease and/or prior to the expiration of the Option Term (to the extent that there is any), and prior to the termination of the Primary Lease Agreement, the provisions regarding the evacuation of the Leased Premises in accordance with Sections 12.1 and 12.2 above shall apply, when the Lessor shall have sole discretion whether to keep or remove of any modifications and/or a part thereof, in accordance with the provisions set forth in Sections 12.1 and 12.2 above, and to the extent that it is necessary to leave modifications in the Leased Premises as aforesaid, the said modifications shall be transferred to the ownership of the Leased Premises for no consideration.

12.3.
Subject to the provisions set forth in Section 12.2 above, the Lessee shall remove from the Leased Premises all the portable equipment and facilities that naturally do not include part of the building and can be reasonably removed from the building, except for the equipment and facilities that belong to the Lessor and/or anyone acting on its behalf, at its expense and under its responsibility, and prior to expiration of the Term of Lease, and on the condition that any damage that is caused to the Leased Premises as a result of the dismantling shall be repaired by the Lessee and at its expense prior to expiration of the Term of Lease. In the event the Lessee requested not to remove the equipment and the facilities as aforesaid and the Lessor agreed to the said request, the said equipment and facilities shall become the property of the Lessor without payment of consideration to the Lessee.

12.4.
In 30 days as of expiration of the Term of Lease the Lessee shall deliver to the Lessor all approvals from all the relevant authorities including the municipality, Israel Electric Corp., Ministry of Environmental Protection (to the extent required by law), evidencing that the Lessee paid all payments due from the Lessee and fulfilled all its undertakings.

12.5.
The Lessee shall pay to the Lessor for each day in which the Lessee delays in vacating the Leased Premises and returning possession therein to the Lessor in accordance with the provisions set forth in Sections 12.1 and 12.2 above, pre-estimated liquidated damages in an amount that shall be equal to two times the Rent due to the Lessor for the last day of lease of the Term of Lease contemplated in this Agreement however as a minimum and in an amount that shall not be greater than the amount that the Lessor was required to pay to the Owner by virtue of the Primary Lease Agreement and without derogating from any other right or relief the Lessor may seek in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law.

12.6.
Without derogating from any right and/or relief the Lessor may seek in accordance with this Agreement, in the event the Lessee fails to vacate the Leased Premises on the dates as stated in this Agreement, the Lessor shall be entitled to enter the Leased Premises and remove from the Leased Premises the entire property of the Lessee, in accordance with the provisions set forth in any law.

13.	Transfer of rights

13.1.
The Lessor shall be entitled to sell and transfer its rights in the Leased Premises or any part thereof and/or its rights in accordance with this Agreement and/or any part thereof and/or charge the said rights without obtaining the prior consent of the Lessee and on the condition that the rights of the Lessee in accordance with this Lease Agreement shall not be impaired thereby.

13.2.
Notwithstanding the said in Section 13.1 above, it is agreed that in any event in which the Lessor wishes to transfer its entire rights and obligations in the Primary Lease Agreement to a third-party (hereinafter in this Section: "Transfer of the Rights and Obligations of the Lessor in the Property") the following provisions shall take effect:

13.2.1.
The Lessor shall deliver written notice to the Lessee and shall notify the Lessee regarding its wish to perform the Transfer of the Rights and Obligations of the Lessor in the Property to a third-party as aforesaid (hereinafter: "Lessor's Notice").

13.2.2.
The Lessee shall be entitled to deliver written notice to the Lessor, in 14 days as of the date of receiving the Lessor's Notice, stating that it wishes to accept the rights and obligations of the Lessor in the Property as aforesaid (hereinafter: "Lessee's Notice").

13.2.3.
In the event the Lessee delivered the Lessee's Notice during the said period as stated above, the parties and the Owner shall engage in good faith negotiations regarding the terms for the Transfer of the Rights and Obligations of the Lessor in the Property, whether the Lessee steps in and take over the Lessor in the Primary Lease Agreement and whether the Lessee signs another agreement with the Owner, upon its demand. It is clarified that in the event the Owner demands that the Lessee will step in and take over the Lessor in the Primary Lease Agreement, the parties and the Owner shall not engage in negotiations in connection with the signing of another agreement with the Owner.

13.2.4.
In the event the Lessee did not deliver the Lessee's Notice to the Lessor in 14 days as aforesaid, or in the event no binding agreement was signed between the parties for the purpose of transferring the rights and obligations of the Lessor in the Property to the Lessee as aforesaid in 45 days as of the date of the Lessee's Notice ("Effective Date") the Lessor shall be entitled to transfer its rights and obligations in the Property to a third-party at its sole discretion, however on the condition that the rights of the Lessee in accordance with this Agreement shall not be impaired thereby. In the event no agreement was signed between the Lessor and a third-party regarding the Transfer of the Rights and Obligations of the Lessor in the Property in 4 months as of the Effective Date as aforesaid, in any event in which the Lessor wishes to perform another Transfer of the Rights and Obligations of the Lessor in the Property to any third-party as aforesaid the Lessor shall be obligated to repeat the delivery of the Lessor's Notice to the Lessee in the manner specified above and so on and so forth. Notwithstanding the said, it is agreed that to the extent that the Lessor engages in negotiations with a third-party in 4 months as of the Effective Date as aforesaid, the period of the said 4 months shall be extended by an additional period of 45 days, and only after the said period the Lessor shall be obligated to deliver again the Lessor's Notice to the Lessee in the manner specified above.

13.2.5.
Notwithstanding the said, for the avoidance of doubt it is clarified that the transfer of the Primary Lease Agreement to any third-party is subject to the consent of the Owner at its sole discretion, and to the extent that the Owner refuses and/or announces in any other manner that it does not agree to the transfer of the Primary Lease Agreement to the Lessee, the Lessor shall be entitled to contact third-parties in connection with the transfer of the Primary Lease Agreement without delivering the Lessor's Notice to the Lessee and/or without waiting to receive the Lessee's response (in the event the Lessor's Notice was delivered) and/or without waiting for expiration of the said period of 45 days as stated above (in the event the Lessor's Notice was delivered), and on the condition that the rights of the Lessee in accordance with this Agreement shall not be impaired thereby.

The actions of the Lessor in accordance with this Section 13.2 shall be performed in good faith.

13.3.
It is clarified that the said in Section 13.2 above (including subsections thereof) shall not apply in the event of transfer of the rights of the Lessor in the Property to another company and/or corporation controlled by Clal Biotechnology Industries Ltd.

For the purpose of this Section "control" shall mean the holding of a minimum of 25% of the issued and paid-up share capital of the corporation, and in the event of a partnership or another corporation that does not have shares, shall mean holding of 25% of the right in the partnership or the corporation as aforesaid.

13.4.
The Lessee undertakes not to transfer in any manner this Agreement and/or any part thereof and not to lease, transfer or deliver to another possession in the Leased Premises or any part thereof and not allow use thereof with and/or without a license, whether or not for consideration, to anyone other than the Lessee without obtaining the prior and written consent of the Lessor and the Owner.

Notwithstanding the said, the Lessee shall be entitled to bring a substitute lessee that will be willing to engage with the Lessor in this Lease Agreement in connection with the Leased Premises and until expiration of the Term of Lease or, in the event the Option Term was realized, until expiration of the Option Term. The termination of this Agreement and the engagement with a substitute lessee, including the terms of termination and engagement as aforesaid shall be subject to the prior and written consent of the Lessor (which consent shall not be unreasonably withheld) and the prior and written consent of the Owner at its sole discretion. In any event, the Lessee shall be solely liable in connection with its undertakings in accordance with this Agreement until the date a binding agreement is signed with the substitute lessee, and after the substitute lessees provides securities and insurances to the Lessor and arranges the payment method and starts making payments to the Lessor (the fulfillment of the said condition shall release the Lessee from its undertakings in accordance with this Agreement in connection with the period as of the said date henceforth and the Lessee shall receive the securities it provided).

14.	Inapplicability of tenancy protection laws

14.1.
It is declared expressly that this lease is made under the express condition that the tenancy protection laws shall not apply thereto. The Lessee declares that it did not pay and will not pay any key money to the Lessor or any other consideration other than the Rent, and that the Lessee or anyone acting on its behalf shall not be considered as protected tenants in the Leased Premises in accordance with the law.

14.2.
The Leased Premises is an area in a new building in accordance with the provisions set forth in Section 14(a) of the Tenant Protection Law and on the date the Tenant Protection Law (Miscellaneous Provisions) 5728-1968 took effect there was no lessee that was entitled to hold the Leased Premises.

14.3.
Without derogating from the foregoing, it is hereby stated that the provisions set forth in the Tenant Protection Law [Consolidated Version] 5732-1972 including all amendments thereof shall not apply to the lease of the Leased Premises by the Lessee in accordance with this Agreement.

14.4.
It is hereby clarified and agreed expressly that the Lessee shall not be obligated to perform any modification and/or addition and/or investment of any kind in the Leased Premises and to the extent that the Lessee decided to act in the said manner it made this decision out of its own free will and without receiving any demand to act in the said manner by the Lessor and/or was not compelled to act in the said manner by the Lessee.

14.5.
The Lessee declares that all investments it will make in the Leased Premises, including equipment and facilities therein, shall be made for its own purposes and the Lessee shall be precluded from arguing that the said investments constitute key money or any substitute for key money or payment in accordance with Section 82 of the Law or any payment that grants it any rights in the Leased Premises and shall be precluded from demanding from the Lessor participation or reimbursement, in whole or in part, in respect of the said investments.

15.	Securities

In order to assure the fulfillment of all the undertakings of the Lessee in accordance with this Agreement, upon commencement of the Term of Lease the Lessee shall deposit with the Lessor an autonomous bank guarantee, unconditional, payable intermittently, index-linked, for an amount of 4 months of lease in addition to VAT. The Lessor shall be entitled to use the guarantee for the purpose of collecting any outstanding debt from the Lessee in accordance with this Agreement provided that the Lessor delivers a 7 days' prior notice to the Lessee regarding its intention to enforce the guarantee. The guarantee shall be in effect until 90 days after expiration of the Term of Lease. The Lessor undertakes to update the guarantee amount every three years in respect of the increase of the Rent in such manner that the value of the guarantee shall reflect the updated Rent (the next date of update shall apply on the date in which the Lessor shall make the demand in accordance with its obligation by virtue of the Primary Lease Agreement). In the event the Lessor used the guarantee for the purpose of recovering its damages, the Lessee undertakes to furnish a new guarantee in respect of the amount that was realized in 7 days thereafter, in such manner that the Lessor shall have at all times the guarantee for the full amount. For the avoidance of doubt, it is clarified that to the extent that the amount of the damages caused to the Lessor is greater than the guarantee amount, the Lessor shall be entitled to receive and claim all the damages beyond the guarantee amount. The bank guarantee shall be in the form enclosed as Appendix F of this Agreement and may be assigned to the Owner at the discretion of the Lessor, and subject to the undertaking of the Owner to comply with the provisions set forth in this Section 15.1.

Without derogating from the aforesaid, to the extent that Clal Biotechnology Industries Ltd. ceases to be the controlling shareholder in the Lessee ("control" for the purpose of this matter – within its meaning in the Companies Law 5759-1999), the Lessor shall be entitled to demand to increase the bank guarantee up to an amount of 6 months of lease in addition to VAT.

16.	Reliefs and remedies

16.1.
Breach of any of the provisions set forth in this Agreement shall entitle the injured party to all the reliefs and remedies set forth for that purpose in the Contracts Law (Remedies for Breach of Contract), 5731-1970 without derogating from any other relief set forth in this Agreement.

16.2.
The Lessor shall be entitled, in addition to any other relief by law, to terminate this Agreement and the rights of lease contemplated hereby, and the Lessee shall be obligated to vacate the Leased Premises forthwith and return possession therein to the Lessor in accordance with the provisions set forth in Section 12.1 above, in the event the Lessee breached any of the provisions set forth in Sections 5, 6, 7, 8, 10, 13, 14 and 15 of this Agreement including subsections thereof.

16.3.
Default in making any payment shall entitle the Lessor, in addition to any other relief, to receive from the Lessee interest in arrears according to the customary interest rate at the time for overdrafts in current loan accounts in Bank Leumi le-Israel Ltd in addition to 1% per month, calculated with respect to the amount in default for the period of default. It is clarified that a delay of up to 7 days in making a payment for three times in each year of lease shall not be deemed as breach of this Agreement and no interest in arrears shall be paid in respect whereof as aforesaid.

17.	Miscellaneous

17.1.	Without derogating from the aforesaid in this Agreement, the Lessee undertakes not to cause in any manner the breach of the Primary Lease Agreement by the Lessor.

17.2.
Obtaining the consent of the Lessor in this Agreement shall mean also obtaining the consent of the Owner, to the extent that the said consent is required in accordance with the Primary Lease Agreement. For the avoidance of doubt, it is clarified that the Lessee shall have no rights in connection with the Leased Premises and/or the lease contemplated in this Agreement however shall have only the rights that were stated expressly solely in this Agreement.

17.3.
Notwithstanding anything to the contrary herein, it is agreed that: (a) this Agreement shall not give rise to any rights to the Lessee vis-à-vis the Owner; and (b) the Lessor shall not be held liable in any manner for fulfilling the undertakings of the Owner even if the said undertakings were stated explicitly or implicitly in this Agreement. In the event the Lessor has a right vis-à-vis the Owner in accordance with the Primary Lease Agreement and that Lessee wishes to enforce the said right, the Lessee shall act at its expense and under its responsibility for the purpose of enforcing the said right vis-à-vis the Owner, and to the extent that the Lessee is unable to enforce the said right, the Lessor shall reasonably cooperate with the Lessee, upon receiving the Lessee's request, for the purpose of enforcing the said right on the condition that the Lessor shall not be held liable and/or shall not incur any cost as a result and/or in connection therewith. It is clarified that to the extent that the Owner does not agree to conduct negotiations directly with the Lessee the Lessor shall be obligated to take reasonable action directly vis-à-vis the Owner together with the Lessee for the purpose of enforcing its rights vis-à-vis the Owner, and on the condition that the Lessor shall not be held liable and/or shall not incur any cost as a result of and/or in connection therewith.

17.4.
In the event any of the parties made payment to the other party after delivery of a 10 days' prior and written notice, with respect to any sum the other party is obligated to pay by virtue of the provisions set forth in any law or by virtue of the provisions set forth in this Agreement, the defaulting party shall be obligated to return to the paying party the sum paid in addition to interest as stated in Section 15.3 above.

17.5.
Any modification or amendment of this Agreement or any provision thereof or any waiver of a right in accordance with this Agreement shall be null and void unless executed in writing and signed by the parties. In addition, any delay and/or avoidance from enforcing a right with respect to any of the reliefs the parties may seek in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law shall not be deemed as waiver of the said right and/or relief by any of the parties and shall not constitute any precedent in connection therewith.

17.6.
The Lessee undertakes that as of the date of signing this Agreement and during the Term of Lease it shall not request an exemption from taxes from the municipality in respect of a "vacant property" even in the event the Lessee will be entitled to request such exemption.

17.7.	The parties hereby agree expressly that the courts of Tel Aviv - Yafo shall have sole and exclusive jurisdiction in anything relating to and arising out of this Agreement.

17.8.
The addresses of the parties for the purpose of this Agreement are as stated in the preamble hereof (and with respect to the Lessee, its address during the Term of Lease shall be the address of the Leased Premises) or any other address in Israel as notified by one party to the other by delivery of a letter in registered mail. A notice delivered in registered mail according to the said addresses shall be deemed to have reached its recipient in four (4) days from the date it was delivered in registered mail, and in the event the notice was and if delivered in person – at the time of its delivery.

In Witness Whereof The Parties Hereto Have Hereunto Set Their Hands And Seal On The Day, Month And Year First Hereinabove Written:

/s/ Ofer Gonen /s/ Assaf Segal	/s/ Sharon Malka /s/Yaron Meyer
The Lessor	The Lessee
I confirm that the signatures above are the signatures of the Messrs. Ofer Gonen and Assaf Segal, and that these signatures shall lawfully bind the Lessor	I confirm that the signatures above are the signatures of the Messrs. Sharon Malka and Yaron Meyer, and that these signatures shall lawfully bind the Lessee

/s/ Shiran Manor, Adv.	/s/ Shiran Manor, Adv.

Appendix A

כלל

מעבדות ביוטכנולוגיה

קומת משרדים

תכנית ~~קומת גלריה~~ משרדים

Clal Life Sciences L.P.

יזום-טק עסקים ונכסים בע"מ

כלל
מעבדות ביוטכנולוגיה
קומת מעבדות
Tissue Culture
Media Prep.
Bio Reactors
Protein Purif.
Bacteria Fermen. + Down Stream Processing
General Gowning Room
Gowning Room
Non Class.
Clal Life Sciences L.P.
מאגר + משאבות דיזל

Appendix A1

קומת קרקע מעבדות

MediWound personnel
Raw & Packaging materials to MW
Product
Emergency Exit
Entrance
SHELTER
General corridor
Curetech Ltd
MediWound
CLS Warehouse
General corridor
General corridor
MediWound Warehouse
Curetech Ltd
MediWound Ltd. Yavne, Israel
Drawing Name:
"General Layout, Level 0"
Version:
"As Made"
Scale: 1:15
Prepared By:
Name:
Date:
Signature:
Approved By:
Name:
Date:
Signature:

קומה א' משרדים

Second Floor Layout
Secretariate
Office
Office
Office
Office
Office
Office
Office
Office
Office
Office
Office
Office
Secretariate
Dining Room
CureTech Technical Gallery
MediWound Technical Gallery
Kitchen
Secretariate
Office
Meeting Room
Kitchenette
Office
Office
Office
Office
Office
Office
MW Packaging Materials Warehouse Room R-2224
Office
Office
Office
Office
Office
Office
Office
Office
Office
Office
Office
Office
Office
MediWound Ltd. Yavne, Israel
Drawing Name:
Version:
"As Made"
Scale: 1:15
Prepared By:
Name: ___________
Date: ___________
Signature: ___________
Approved By:
Name: ___________
Date: ___________
Signature: ___________

Appendix B

MediWound personnel
Incoming goods
Raw & Packaging materials to MW
Product
Emergency Exit
Entrance
SHELTER
General corridor
Curetech Ltd
MediWound Ltd
General corridor
General corridor
CLS Warehouse
MediWound Warehouse
Curetech Ltd

MediWound Ltd. Yavne, Israel
Tel: +972-8-9324016, Fax: +972-8-9327381

Drawing Name:	
"General Layout, Level 0"	
Version:	
"As Made"	
Scale:	**1:15**
Prepared By:	
Name: ____________	
Date: ____________	
Signature: ____________	
Approved By:	
Name: ____________	
Date: ____________	
Signature: ____________

Second Floor Layout
Secretariate
Office
Office
Office
Office
Office
Office
Office
Office
Office
Office
Office
Office
Secretariate
Dining Room
CureTech Technical Gallery
MediWound Technical Gallery
Kitchen
Secretariate
Office
Meeting Room
Kitchenette
Office
Office
Office
Office
Office
Office
MW Packaging Materials Warehouse Room R-2224
Office
Office
Office
Office
Office
Office
Office
Office
Office
Office
Office
Office
Office
Office

MediWound Ltd. Yavne, Israel
Tel: +972-8-9324016, Fax: +972-8-9327301

Drawing Name:
Version:
"As Made"
Scale: 1:15
Prepared By:
Name: ___________
Date: ___________
Signature: ___________
Approved By:
Name: ___________
Date: ___________
Signature: ___________

Appendix C

To
Yezum-Tech and/or shareholders thereof (hereinafter: "the Owners")
And/or Clal Life Sciences L.P. and/or shareholders thereof (hereinafter: "the Lessor")
And/or CureTech Ltd. (private company, Company No. _____________) and/or shareholders thereof (hereinafter: "CureTech")

Re:          Certificateof Insurance for the building in 42 HaYarkon St. in Yavne ("the Property")

We hereby confirm that as of April 1, 2017 – March 31, 2018, we took out the following insurances in the name of Clal Life Science Company No. 55-020837-5 (hereinafter: "the Lessee"):

1.
Dwelling insurance for the Property in replacement value of any modification and/or addition in the Property that were performed and/or that will be performed by the Lessor and/or the Lessee and/or anyone acting on its behalf and/or CureTech and/or any other lessee in the Property against loss or damage due to the covered risks in extended fire insurance, including fire, smoke, lighting, explosion, earthquake, storm and tempest, flood, damage caused by fluids and splitting of pipes, any impact by accident, strikes, riots, malicious damage and break-in, on a first damage basis. The extension of insurance for debris removal shall be on the amount of one million New Israeli Shekels. The insurance shall include an express provision stipulating that the insurer waives any right of subrogation towards the Owners and/or the Lessor and anyone acting on their behalf and in their name, and its rights of subrogation towards subsidiaries and/or partners of the Owners and/or the Lessor and/or the other lessees in the building whose insurance includes a corresponding clause regarding waiver of the right of subrogation towards the Lessee in respect of any damage caused by the Lessee, provided the aforesaid regarding waiver of the right of subrogation shall not apply in favor of a person who causes damage with malicious intent.

2.
Third-party liability insurance providing coverage for the statutory liability of the Lessee and  CureTech in a liability limit that shall not fall below NIS 20,000,000 (twenty million shekels) per event and cumulatively for an annual insurance term. The insurance shall not be subject to any limitation regarding liability arising out of fire, explosion, panic, hoisting, loading and unloading apparatuses, defective sanitary fixtures, contractors and subcontractors, poisoning, anything harmful in foods and beverages, strikes and lockouts and claims of subrogation by the National Insurance Institute, vibrations, weakening of support, property being worked upon and surrounding property. The insurance shall be extended to provide coverage for the liability of the Owners and/or the Lessor and/or the Management Company in respect of their liability for an act or omission of the Lessee, CureTech and any other lessee subject to a cross-liability clause according to which the insurance shall be deemed to have been arranged separately for each of the members of the insured.

3.
Employers' liability insurance for the liability of the Lessee and CureTech towards its workers in a liability limit in the amount of NIS 20,000,000 (twenty million New Israeli Shekels) per worker, per event and in total for an annual insurance term. The said insurance shall not include any limitation regarding works in height and in depth, hours of work, contractors, subcontractors and their workers, if the insures will be considered as their employers, baits and poisons and youth employment by law. The said insurance shall be extended to indemnify the Owners and/or the Lessor and/or the Management Company in the event they are considered to be the employer of any of the workers of the Lessee, CureTech and/or any other lessee in the Property in the event it is stated that they are held under vicarious liability with respect to the liability of the Lessee, CureTech and/or any other lessee in the Property towards their workers for an indemnity period of 12 months. The said insurance shall include an express provision stipulating that the insurer waives any right of subrogation towards the Owner and/or the Lessor, the Management Company and anyone acting on their behalf and in their name and its right to subrogation towards subsidiaries and/or partners of the Owners and/or the Lessor and/or the other lessees in the building whose insurances include a corresponding clause regarding waiver of the right of subrogation towards the Lessee in respect of any damage caused by the Lessee provided that the said regarding waiver of the right of subrogation shall not apply in favor of a person who causes damage with malicious intent.

4.	General

A.	The policies shall not include a limitation regarding electromagnetic radiation.

B.
The cover provided in all policies in respect of the said insurances shall not fall below the cover provided by "Bit" 2013 insurance policies and shall constitute primary insurance and in the event of damage the benefits/indemnity shall be paid independent from other policies that were taken out by the Owners and/or the Lessor and/or in favor of any thereof for the activity of the insured in the property.

C.	In the event of damage to the Leased Premises greater than $1,500,000, all insurance benefits in respect of the insurances of the Leased Premises shall be paid directly to the Owners.

D.
All policies shall include an express provision stipulating that any termination or the policies or change of their terms shall be subject to delivery of a 30 days' prior notice from the Insurers to the Owners in registered mail, and no later than the end of the insurance period.

	And in witness hereof we are hereby undersigned:

/s/ Atias Sigal	/s/ Menora Mivtahim Insurance Ltd.	14.3.18
Name of Signatory	Insurer Signature and Stamp	Date of Signature

Appendix E

Second Floor Layout
Secretariate
Office
Office
Office
Office
Office
Office
Office
Office
Office
Office
Office
Office
Secretariate
Dining Room
CureTech Technical Gallery
MediWound Technical Gallery
Kitchen
Secretariate
Office
Meeting Room
Kitchenette
Office
Office
Office
Office
Office
Office
MW Packaging Materials Warehouse Room R-2224
Office
Office
Office
Office
Office
Office
Office
Office
Office
Office
Office
Office
Office
Office

MediWound Ltd. Yavne, Israel
Tel: +972-8-9324010, Fax: +972-8-9327381

Drawing Name:
Version:
"As Made"
Scale: 1:15
Prepared By:
Name: __________
Date: __________
Signature: __________
Approved By:
Name: __________
Date: __________
Signature: __________

MediWound personnel

Incoming goods

Raw & Packaging materials to MW

Product

Emergency Exit
Entrance
SHELTER
General corridor
Curetech Ltd
Curetech Ltd
MediWound
General corridor
General corridor
CLS Warehouse
MediWound Warehouse
Curetech Ltd.

MediWound Ltd. Yavne, Israel
Tel: +972-8-9324016, Fax: +972-8-9327361

Drawing Name:
"General Layout, Level 0"
Version:
"As Made"
Scale: 1:15
Prepared By:
Name: ______________
Date: ______________
Signature: ______________
Approved By:
Name: ______________
Date: ______________
Signature: ______________

Appendix F

Bank Guarantee

To
Clal Life Sciences L.P.
Registered Partnership no. 55-020837-5
Of _________________ St.

Date: _________________

Dear Sir/Madam,

Re: Bank Guarantee no. _____________

1.
We hereby undertake towards you to pay any sum up to a total amount of NIS ____________ (____________________ new Israeli shekels) (hereinafter: "Guarantee Amount") that you will demand from _____________ Company No. ____________ (hereinafter: "the Debtor") in connection with the Agreement dated ______________ (hereinafter: "the Agreement").

2.	The Guarantee Amount shall be linked to the consumer price index published from time to time by the Central Bureau of Statistics in accordance with the following terms of linkage:

"Basic Index" for the purpose of this Guarantee shall be the index published on ____________ for the month of _______________.

"New Index" for the purpose of this Guarantee shall be the index published recently and prior to receiving your demand in accordance with this Guarantee.

Linkage differentials for the purpose of this Guarantee shall be calculated as follows: if it transpires that New Index increased compared to Basic Index, the linkage differentials shall be the sum equal to the product of the difference between the New Index and the Basic Index multiplied by the amount of the demand, divided by the Basic Index. In the event the New Index is lower than the Basic Index we will pay you the amount specified in your demand up to the Guarantee Amount, without any linkage differentials.

3.
Upon receiving your first written demand and no later than seven days as of the date we receive your demand to our address as stated above, we will pay you any sum specified in the demand provided that the said sum is not greater than the Guarantee in addition to the linkage differentials as aforesaid and without demanding from you any proof or demand that you substantiate your demand and you shall not be obligated demand the payment first from the Debtor.

4.	This Guarantee shall be in effect until the _________ day in the month of _________ in the year __________ (including) only and after this date the Guarantee shall be null and void.

Any demand made in accordance with this Guarantee shall be delivered to us in writing and no later than the said date.

5.	This Guarantee is nontransferable and non-assignable.

Sincerely

__________ Bank Ltd.